Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Allarity Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.0001 per share (the “Common Stock”)(3)	Rule 457(o)	—	—	$10,000,000	0.0001102	$1,102.00
	Equity	Pre-Funded Warrants to purchase shares of Common Stock (“Pre-Funded Warrants”)(3)(4)	Rule 457(g)	—	—	—	—	—
	Equity	Common Stock Purchase Warrants to purchase shares of Common Stock (“Common Warrants”)(4)	Rule 457(g)	—	—	$10,000,000	0.0001102	$1,102.00
	Equity	Common Stock issuable upon exercise of the Common Warrants	Rule 457(o)	—	—	—	—	—
	Equity	Common Stock issuable upon exercise of the Prefunded Warrants	Rule 457(o)	—	—	—	—	—

Total Offering Amount						$20,000,000		$2,204.00
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$2,204.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act.

(3)	The proposed maximum aggregate offering price of the shares of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the shares of Common Stock and Pre-Funded Warrants (including shares of Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000.

(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.